SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2016
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (January 27, 2017) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three months and year ended December 31, 2016.
Southside reported net income of $11.6 million for the three months ended December 31, 2016, a decrease of $0.1 million, or 1.0%, compared to $11.7 million for the same period in 2015. Net income for the year ended December 31, 2016 increased $5.4 million, or 12.2%, to $49.3 million, compared to $44.0 million for the same period in 2015.
Diluted earnings per common share were $0.43 and $0.44 for the three months ended December 31, 2016 and 2015, respectively, a decrease of $0.01, or 2.3%. For the year ended December 31, 2016, diluted earnings per common share increased $0.21, or 12.7%, to $1.86, compared to $1.65 for the same period in 2015.
The return on average shareholders’ equity for the year ended December 31, 2016 was 10.54%, compared to 10.04% for the same period in 2015.  The return on average assets was 0.94% for the year ended December 31, 2016, compared to 0.90% for the same period in 2015.
“A 12.2% increase in net income for the year ended December 31, 2016 when compared to the prior year, resulted in record net income of $49.3 million, which highlights our financial performance for the year,” stated Lee R. Gibson, President and Chief Executive Officer of Southside.  “During the fourth quarter ended December 31, 2016, we sold available for sale securities at a net loss of $2.7 million compared to a net gain of $0.2 million on the securities that were sold during the fourth quarter of 2015.  Net income for the fourth quarter of 2016 decreased $0.1 million compared to the same period in 2015. Excluding sales of available for sale securities, net income during the fourth quarter of 2016 increased $1.8 million, or 15.2%, compared to the same period in 2015.”
“Other highlights for the year included $124.8 million, or 5.1% in loan growth, a decrease in nonperforming assets to total assets to 0.27% and the completion of a common stock offering that netted $76.0 million in additional capital.”
“Our loan pipeline is strong and reflects the potential for more consistent loan growth throughout 2017 than we have experienced during the prior two years. The DFW and Austin markets we serve are expected to continue to experience solid job growth during 2017 as businesses continue to relocate from other states and expand existing facilities” Mr. Gibson concluded.
Loans and Deposits
For the year ended December 31, 2016, total loans increased by $124.8 million, or 5.1%, compared to December 31, 2015.  The net increase in our loans was comprised of increases of $310.8 million of commercial real estate loans and $10.5 million of municipal loans, which were partially offset by decreases of $65.3 million of commercial loans, $58.1 million of construction loans, $54.9 million of loans to individuals, and $18.2 million of 1-4 family residential loans. Loans with oil and gas industry exposure totaled 1.09% of the loan portfolio at December 31, 2016.
Nonperforming assets decreased during the year ended December 31, 2016 by $17.4 million, or 53.5%, to $15.1 million, or 0.27% of total assets, compared to 0.63% of total assets at December 31, 2015.
During the year ended December 31, 2016, the allowance for loan losses decreased $1.8 million, or 9.2%, to $17.9 million, or 0.70% of total loans, compared to 0.81% of total loans at December 31, 2015, as a result of charge-offs of two large impaired commercial borrowing relationships partially offset by growth in the loan portfolio.
During the year ended December 31, 2016, deposits, net of brokered deposits, increased $127.4 million, or 3.8%, compared to December 31, 2015. During this period public fund deposits increased $76.8 million.

Net Interest Income for the Three Months Ended December 31, 2016
Net interest income decreased $0.1 million, or 0.2%, to $34.6 million for the three months ended December 31, 2016, compared to $34.7 million for the same period in 2015. The decrease in net interest income was the result of the increase in interest expense of $3.8 million associated with short- and long-term obligations and deposit expenses, which were partially offset by an increase in interest income of $3.7 million, which was primarily a result of the increase in the loan and securities portfolio, compared to the same period in 2015. For the three months ended December 31, 2016, our net interest spread decreased to 2.90%, compared to 3.26% for the same period in 2015, due to higher rates paid on interest-bearing liabilities along with a decrease in the yield on interest-earning assets. Our net interest margin decreased to 3.03% for the three months ended December 31, 2016, compared to 3.35% for the same period in 2015.  The net interest spread and margin on a linked quarter basis decreased from 3.06% and 3.19%, respectively.
Net Interest Income for the Year Ended December 31, 2016
Net interest income increased $4.9 million, or 3.6%, to $139.6 million for the year ended December 31, 2016, compared to $134.7 million for the same period in 2015. The increase in net interest income was due to the increase in interest income of $14.4 million, or 9.3%, which was primarily a result of the increase in the loan portfolio, compared to the same period in 2015, and a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter of 2016. The increase in interest income was partially offset by an increase in interest expense of $9.5 million. For the year ended December 31, 2016, our net interest spread decreased to 3.14%, compared to 3.31% for the same period in 2015, due to higher rates paid on interest-bearing liabilities, which offset the increase in the yield on interest-earning assets. Our net interest margin decreased to 3.26% for the year ended December 31, 2016, compared to 3.40% for the same period in 2015.

Net Income for the Three Months Ended December 31, 2016
Net income decreased $0.1 million, or 1.0%, for the three months ended December 31, 2016, to $11.6 million compared to the same period in 2015. The decrease was primarily the result of a $3.8 million increase in interest expense, a $2.1 million decrease in noninterest income, a $0.4 million increase in income tax expense, and a $0.1 million increase in provision for loan losses, partially offset by a $3.7 million increase in interest income and a $2.6 million decrease in noninterest expense.
Noninterest income decreased $2.1 million, or 23.8%, for the three months ended December 31, 2016 compared to the same period in 2015, due to a net loss on sale of securities available for sale which were partially offset by increases in deposit services income and other noninterest income.
Noninterest expense decreased $2.6 million, or 9.0%, for the three months ended December 31, 2016, compared to the same period in 2015, due to cost containment in almost all noninterest expense categories. Telephone and communications expense increased during the three months ended December 31, 2016, compared to the same period in 2015, due to a one-time vendor credit received in December 2015.
Net Income for the Year Ended December 31, 2016
Net income increased $5.4 million, or 12.2%, for the year ended December 31, 2016, to $49.3 million compared to the same period in 2015. The increase was primarily the result of a $14.4 million increase in interest income, a $3.4 million decrease in noninterest expense, and a $1.5 million increase in noninterest income, partially offset by a $9.5 million increase in interest expense, a $3.0 million increase in income tax expense and a $1.4 million increase in provision for loan losses.
Noninterest income increased $1.5 million, or 4.0%, for the year ended December 31, 2016 compared to the same period in 2015, primarily due to increases in deposit services income, other noninterest income and gain on sale of loans, partially offset by a net loss on sale of securities available for sale. Increases in other noninterest income were primarily comprised of increases in other investment income and mortgage servicing fee income.
Noninterest expense decreased $3.4 million, or 3.0%, for the year ended December 31, 2016, compared to the same period in 2015, primarily due to decreases in salaries and employee benefits expense, software and data processing expense, FDIC insurance and other noninterest expense, partially offset by increases in professional fees and occupancy expense.

Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year end 2016 financial results on Friday, January 27, 2017 at 9:00 am CST.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 46149540 or by identifying “Southside Bancshares, Inc., Fourth Quarter and Year End 2016 Earnings Call.”  To listen to the call via web-cast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 pm CST January 27, 2017 through February 8, 2017 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.  Tax-equivalent adjustments are reported in Footnotes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.
Tax-equivalent net interest income, net interest margin and net interest spread. Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Tax-equivalent efficiency ratio.  The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.6 billion in assets as of December 31, 2016, that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of 70 ATMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, the benefits of the Share Repurchase Plan, planned operational efficiencies, earnings and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and

Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2016				2015
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
ASSETS
Cash and due from banks	$59,363	$54,255	$45,663	$52,324	$54,288
Interest earning deposits	102,251	144,833	18,450	16,130	26,687
Federal funds sold	8,040	—	—	—	—
Securities available for sale, at estimated fair value	1,479,600	1,622,128	1,416,335	1,332,381	1,460,492
Securities held to maturity, at carrying value	937,487	775,682	784,925	784,579	784,296
Federal Home Loan Bank stock, at cost	61,084	51,901	47,702	47,550	51,047
Loans held for sale	7,641	5,301	5,883	4,971	3,811
Loans	2,556,537	2,483,641	2,384,321	2,443,231	2,431,753
Less: Allowance for loan losses	(17,911)	(15,993)	(14,908)	(21,799)	(19,736)
Net loans	2,538,626	2,467,648	2,369,413	2,421,432	2,412,017
Premises & equipment, net	106,003	106,777	107,242	107,556	107,929
Goodwill	91,520	91,520	91,520	91,520	91,520
Other intangible assets, net	4,608	5,060	5,534	6,029	6,548
Bank owned life insurance	97,775	97,002	96,375	95,718	95,080
Other assets	69,769	42,796	45,886	58,743	68,281
Total assets	$5,563,767	$5,464,903	$5,034,928	$5,018,933	$5,161,996

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$704,013	$747,270	$679,831	$698,695	$672,470
Interest bearing deposits	2,829,063	2,834,117	2,890,418	2,920,673	2,782,937
Total deposits	3,533,076	3,581,387	3,570,249	3,619,368	3,455,407
Short-term obligations	873,615	720,634	385,717	259,646	647,836
Long-term obligations	601,464	621,640	559,071	622,222	562,512
Other liabilities	37,338	68,682	47,591	60,121	52,179
Total liabilities	5,045,493	4,992,343	4,562,628	4,561,357	4,717,934
Shareholders' equity	518,274	472,560	472,300	457,576	444,062
Total liabilities and shareholders' equity	$5,563,767	$5,464,903	$5,034,928	$5,018,933	$5,161,996

	At or For the Three Months Ended
	2016				2015
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Income Statement:
Total interest income	$43,680	$41,132	$41,089	$43,012	$39,964
Total interest expense	9,039	7,202	6,711	6,396	5,267
Net interest income	34,641	33,930	34,378	36,616	34,697
Provision for loan losses	2,065	1,631	3,768	2,316	1,951
Net interest income after provision for loan losses	32,576	32,299	30,610	34,300	32,746
Noninterest income
Deposit services	5,183	5,335	5,099	5,085	4,990
Net (loss) gain on sale of securities available for sale	(2,676)	2,343	728	2,441	204
Gain on sale of loans	461	818	873	643	578
Trust income	900	867	869	855	871
Bank owned life insurance income	649	656	647	674	640
Brokerage services	466	551	535	575	555
Other	1,730	1,162	619	1,323	977
Total noninterest income	6,713	11,732	9,370	11,596	8,815
Noninterest expense
Salaries and employee benefits	16,194	15,203	14,849	17,732	16,420
Occupancy expense	2,825	4,569	2,993	3,335	3,263
Advertising, travel & entertainment	648	588	722	685	726
ATM and debit card expense	820	868	736	712	1,086
Professional fees	982	1,148	1,478	1,338	1,517
Software and data processing expense	687	736	739	749	771
Telephone and communications	572	407	468	484	372
FDIC insurance	215	643	645	638	619
FHLB prepayment fees	—	—	148	—	—
Other	2,934	4,263	3,035	3,734	3,657
Total noninterest expense	25,877	28,425	25,813	29,407	28,431
Income before income tax expense	13,412	15,606	14,167	16,489	13,130
Income tax expense	1,839	2,741	2,772	2,973	1,438
Net income	$11,573	$12,865	$11,395	$13,516	$11,692

Common share data:
Weighted-average basic shares outstanding	26,866	26,262	26,230	26,449	26,653
Weighted-average diluted shares outstanding	27,049	26,415	26,349	26,519	26,745
Shares outstanding end of period	28,543	26,278	26,251	26,222	26,670
Net income per common share
Basic	$0.43	$0.49	$0.43	$0.51	$0.44
Diluted	0.43	0.49	0.43	0.51	0.44
Book value per common share	18.16	17.98	17.99	17.46	16.66
Cash dividend paid per common share	0.30	0.24	0.24	0.23	0.31

Selected Performance Ratios:
Return on average assets	0.83%	0.98%	0.90%	1.07%	0.92%
Return on average shareholders’ equity	9.56	10.78	9.91	11.96	10.35
Average yield on interest earning assets	3.73	3.78	3.93	4.06	3.80
Average rate on interest bearing liabilities	0.83	0.72	0.69	0.66	0.54
Net interest spread	2.90	3.06	3.24	3.40	3.26
Net interest margin	3.03	3.19	3.35	3.51	3.35
Average interest earnings assets to average interest bearing liabilities	119.88	120.40	120.21	119.62	120.29
Noninterest expense to average total assets	1.85	2.17	2.05	2.33	2.25
Efficiency ratio	52.00	53.88	52.85	57.47	58.45

	At or For the Year Ended
	December 31,
	2016	2015
Income Statement:
Total interest income	$168,913	$154,532
Total interest expense	29,348	19,854
Net interest income	139,565	134,678
Provision for loan losses	9,780	8,343
Net interest income after provision for loan losses	129,785	126,335
Noninterest income
Deposit services	20,702	20,112
Net gain on sale of securities available for sale	2,836	3,660
Gain on sale of loans	2,795	2,082
Trust income	3,491	3,419
Bank owned life insurance income	2,626	2,623
Brokerage services	2,127	2,206
Other	4,834	3,793
Total noninterest income	39,411	37,895
Noninterest expense
Salaries and employee benefits	63,978	67,221
Occupancy expense	13,722	12,883
Advertising, travel & entertainment	2,643	2,708
ATM and debit card expense	3,136	3,132
Professional fees	4,946	3,877
Software and data processing expense	2,911	3,858
Telephone and communications	1,931	1,978
FDIC insurance	2,141	2,510
FHLB prepayment fees	148	—
Other	13,966	14,787
Total noninterest expense	109,522	112,954
Income before income tax expense	59,674	51,276
Income tax expense	10,325	7,279
Net income	$49,349	$43,997

Common share data:
Weighted-average basic shares outstanding	26,453	26,621
Weighted-average diluted shares outstanding	26,578	26,711
Net income per common share
Basic	$1.86	$1.65
Diluted	1.86	1.65
Book value per common share	18.16	16.66
Cash dividend paid per common share	1.01	1.00

Selected Performance Ratios:
Return on average assets	0.94%	0.90%
Return on average shareholders’ equity	10.54	10.04
Average yield on interest earning assets	3.87	3.84
Average yield on interest bearing liabilities	0.73	0.53
Net interest spread	3.14	3.31
Net interest margin	3.26	3.40
Average interest earnings assets to average interest bearing liabilities	120.02	120.12
Noninterest expense to average total assets	2.09	2.32
Efficiency ratio	54.08	59.32

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2016				2015
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Nonperforming assets	$15,105	$16,008	$24,510	$34,046	$32,480
Nonaccrual loans (1)	8,280	8,536	11,767	21,927	20,526
Accruing loans past due more than 90 days (1)	6	1	6	7	3
Restructured loans (2)	6,431	7,193	12,477	11,762	11,143
Other real estate owned	339	237	237	265	744
Repossessed assets	49	41	23	85	64

Asset Quality Ratios:
Nonaccruing loans to total loans	0.32%	0.34%	0.49%	0.90%	0.84%
Allowance for loan losses to nonaccruing loans	216.32	187.36	126.69	99.42	96.15
Allowance for loan losses to nonperforming assets	118.58	99.91	60.82	64.03	60.76
Allowance for loan losses to total loans	0.70	0.64	0.63	0.89	0.81
Nonperforming assets to total assets	0.27	0.29	0.49	0.68	0.63
Net charge-offs to average loans	0.02	0.09	1.77	0.04	0.11

Capital Ratios:
Shareholders’ equity to total assets	9.32	8.65	9.38	9.12	8.60
Average shareholders’ equity to average total assets	8.66	9.10	9.11	8.94	8.92

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $3.1 million, $3.2 million, $8.3 million, $7.4 million, and $7.5 million in PCI loans restructured as of December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2016				2015
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Real Estate Loans:
Construction	$380,175	$466,323	$425,595	$464,750	$438,247
1-4 Family Residential	637,239	644,746	633,400	644,826	655,410
Commercial	945,978	759,795	694,272	657,962	635,210
Commercial Loans	177,265	191,154	197,896	233,857	242,527
Municipal Loans	298,583	293,949	292,909	286,217	288,115
Loans to Individuals	117,297	127,674	140,249	155,619	172,244
Total Loans	$2,556,537	$2,483,641	$2,384,321	$2,443,231	$2,431,753

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average rate of the interest bearing liabilities.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	December 31, 2016			September 30, 2016
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,512,820	$27,835	4.41%	$2,436,349	$26,750	4.37%
Loans Held For Sale	4,845	36	2.96%	6,718	54	3.20%
Securities:
Investment Securities (Taxable) (4)	115,057	485	1.68%	61,238	251	1.63%
Investment Securities (Tax-Exempt) (3) (4)	812,771	10,352	5.07%	690,635	8,911	5.13%
Mortgage-backed Securities (4)	1,520,045	9,294	2.43%	1,492,271	9,399	2.51%
Total Securities	2,447,873	20,131	3.27%	2,244,144	18,561	3.29%
FHLB Stock, at cost and Other Investments	62,087	210	1.35%	54,085	186	1.37%
Interest Earning Deposits	134,786	165	0.49%	57,598	89	0.61%
Federal Funds Sold	2,972	5	0.67%	—	—	—
Total Interest Earning Assets	5,165,383	48,382	3.73%	4,798,894	45,640	3.78%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	52,415			49,418
Bank Premises and Equipment	106,520			107,318
Other Assets	252,697			278,599
Less: Allowance for Loan Losses	(16,467)			(14,989)
Total Assets	$5,560,548			$5,219,240
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$250,706	76	0.12%	$248,364	71	0.11%
Time Deposits	926,021	2,261	0.97%	949,019	2,073	0.87%
Interest Bearing Demand Deposits	1,646,535	1,543	0.37%	1,634,898	1,460	0.36%
Total Interest Bearing Deposits	2,823,262	3,880	0.55%	2,832,281	3,604	0.51%
Short-term Interest Bearing Liabilities	869,398	1,428	0.65%	608,130	1,122	0.73%
Long-term Interest Bearing Liabilities – FHLB Dallas	457,754	1,837	1.60%	472,470	1,857	1.56%
Subordinated Notes (5)	98,011	1,439	5.84%	12,823	189	5.86%
Long-term Debt (6)	60,235	455	3.01%	60,234	430	2.84%
Total Interest Bearing Liabilities	4,308,660	9,039	0.83%	3,985,938	7,202	0.72%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	717,599			702,539
Other Liabilities	52,714			55,783
Total Liabilities	5,078,973			4,744,260
SHAREHOLDERS’ EQUITY	481,575			474,980
Total Liabilities and Shareholders’ Equity	$5,560,548			$5,219,240
NET INTEREST INCOME		$39,343			$38,438
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.03%			3.19%
NET INTEREST SPREAD			2.90%			3.06%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,045 and $1,064 for the three months ended December 31, 2016 and September 30, 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,657 and $3,444 for the three months ended December 31, 2016 and September 30, 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized debt issuance costs deducted from the carrying amount of the subordinated notes totaled approximately $2.0 million and $220,000 for the three months ended December 31, 2016 and September 30, 2016, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the three months ended December 31, 2016 and September 30, 2016 reflect a decrease in long-term debt of $76,000 and $77,000, respectively.
Note: As of December 31, 2016 and September 30, 2016, loans on nonaccrual status totaled $8,280 and $8,536, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	June 30, 2016			March 31, 2016
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,426,733	$27,275	4.52%	$2,434,837	$28,793	4.76%
Loans Held For Sale	4,984	40	3.23%	3,581	32	3.59%
Securities:
Investment Securities (Taxable) (4)	22,010	107	1.96%	41,659	214	2.07%
Investment Securities (Tax-Exempt) (3) (4)	657,568	8,636	5.28%	635,766	8,494	5.37%
Mortgage-backed Securities (4)	1,450,868	9,366	2.60%	1,454,343	9,391	2.60%
Total Securities	2,130,446	18,109	3.42%	2,131,768	18,099	3.41%
FHLB Stock, at cost and Other Investments	52,952	185	1.41%	55,116	217	1.58%
Interest Earning Deposits	57,493	61	0.43%	51,246	70	0.55%
Total Interest Earning Assets	4,672,608	45,670	3.93%	4,676,548	47,211	4.06%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	47,079			55,732
Bank Premises and Equipment	107,842			107,941
Other Assets	270,141			262,081
Less: Allowance for Loan Losses	(22,377)			(20,088)
Total Assets	$5,075,293			$5,082,214
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$244,639	68	0.11%	$235,492	65	0.11%
Time Deposits	976,600	1,927	0.79%	915,316	1,723	0.76%
Interest Bearing Demand Deposits	1,727,431	1,520	0.35%	1,717,717	1,468	0.34%
Total Interest Bearing Deposits	2,948,670	3,515	0.48%	2,868,525	3,256	0.46%
Short-term Interest Bearing Liabilities	385,858	906	0.94%	413,985	696	0.68%
Long-term Interest Bearing Liabilities – FHLB Dallas	492,296	1,874	1.53%	566,825	2,039	1.45%
Long-term Debt (5)	60,233	416	2.78%	60,232	405	2.70%
Total Interest Bearing Liabilities	3,887,057	6,711	0.69%	3,909,567	6,396	0.66%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	682,360			672,865
Other Liabilities	43,360			45,390
Total Liabilities	4,612,777			4,627,822
SHAREHOLDERS’ EQUITY	462,516			454,392
Total Liabilities and Shareholders’ Equity	$5,075,293			$5,082,214
NET INTEREST INCOME		$38,959			$40,815
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.51%
NET INTEREST SPREAD			3.24%			3.40%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,082 and $1,060 for the three months ended June 30, 2016 and March 31, 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,499 and $3,139 for the three months ended June 30, 2016 and March 31, 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the three months ended June 30, 2016 and March 31, 2016 reflect a decrease in long-term debt of $78,000 and $79,000, respectively.

Note: As of June 30, 2016 and March 31, 2016, loans on nonaccrual status totaled $11,767 and $21,927, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	December 31, 2015
			AVG
	AVG		YIELD/
	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,318,162	$25,865	4.43%
Loans Held For Sale	2,740	30	4.34%
Securities:
Investment Securities (Taxable) (4)	81,344	416	2.03%
Investment Securities (Tax-Exempt) (3) (4)	637,993	8,645	5.38%
Mortgage-backed Securities (4)	1,493,020	9,215	2.45%
Total Securities	2,212,357	18,276	3.28%
FHLB Stock, at cost and Other Investments	53,643	75	0.55%
Interest Earning Deposits	34,147	23	0.27%
Total Interest Earning Assets	4,621,049	44,269	3.80%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	53,267
Bank Premises and Equipment	108,812
Other Assets	258,837
Less: Allowance for Loan Losses	(18,720)
Total Assets	$5,023,245
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,561	61	0.10%
Time Deposits	833,141	1,477	0.70%
Interest Bearing Demand Deposits	1,594,109	1,117	0.28%
Total Interest Bearing Deposits	2,659,811	2,655	0.40%
Short-term Interest Bearing Liabilities	630,998	600	0.38%
Long-term Interest Bearing Liabilities – FHLB Dallas	490,396	1,638	1.33%
Long-term Debt (5)	60,231	374	2.46%
Total Interest Bearing Liabilities	3,841,436	5,267	0.54%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	686,574
Other Liabilities	47,155
Total Liabilities	4,575,165
SHAREHOLDERS’ EQUITY	448,080
Total Liabilities and Shareholders’ Equity	$5,023,245
NET INTEREST INCOME		$39,002
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%
NET INTEREST SPREAD			3.26%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,068 for the three months ended December 31, 2015. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustment of $3,237 for the three months ended December 31, 2015. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheet for the three months ended December 31, 2015 reflects a decrease in long-term debt of $80,000.

Note: As of December 31, 2015, loans on nonaccrual status totaled $20,526. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Years Ended
	December 31, 2016			December 31, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,452,803	$110,653	4.51%	$2,224,401	$100,471	4.52%
Loans Held For Sale	5,036	162	3.22%	3,439	155	4.51%
Securities:
Investment Securities (Taxable) (4)	60,145	1,057	1.76%	75,977	1,587	2.09%
Investment Securities (Tax-Exempt) (3) (4)	699,472	36,393	5.20%	637,333	34,981	5.49%
Mortgage-backed Securities (4)	1,479,528	37,450	2.53%	1,432,087	33,661	2.35%
Total Securities	2,239,145	74,900	3.35%	2,145,397	70,229	3.27%
FHLB Stock, at cost and Other Investments	56,071	798	1.42%	46,584	298	0.64%
Interest Earning Deposits	75,339	385	0.51%	39,533	101	0.26%
Federal Funds Sold	747	5	0.67%	—	—	—
Total Interest Earning Assets	4,829,141	186,903	3.87%	4,459,354	171,254	3.84%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	51,160			52,400
Bank Premises and Equipment	107,402			110,704
Other Assets	265,876			265,769
Less: Allowance for Loan Losses	(18,465)			(16,621)
Total Assets	$5,235,114			$4,871,606
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$244,826	280	0.11%	$232,385	233	0.10%
Time Deposits	941,716	7,984	0.85%	845,882	5,512	0.65%
Interest Bearing Demand Deposits	1,681,422	5,991	0.36%	1,648,416	4,417	0.27%
Total Interest Bearing Deposits	2,867,964	14,255	0.50%	2,726,683	10,162	0.37%
Short-term Interest Bearing Liabilities	570,269	4,152	0.73%	384,694	1,250	0.32%
Long-term Interest Bearing Liabilities – FHLB Dallas	497,160	7,607	1.53%	540,600	6,987	1.29%
Subordinated Notes (5)	27,860	1,628	5.84%	—	—	—
Long-term Debt (6)	60,233	1,706	2.83%	60,229	1,455	2.42%
Total Interest Bearing Liabilities	4,023,486	29,348	0.73%	3,712,206	19,854	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	693,929			679,346
Other Liabilities	49,275			41,627
Total Liabilities	4,766,690			4,433,179
SHAREHOLDERS’ EQUITY	468,424			438,427
Total Liabilities and Shareholders’ Equity	$5,235,114			$4,871,606
NET INTEREST INCOME		$157,555			$151,400
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.26%			3.40%
NET INTEREST SPREAD			3.14%			3.31%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $4,251 and $4,209 for the years ended December 31, 2016 and 2015, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $13,739 and $12,513 for the years ended December 31, 2016 and 2015, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized debt issuance costs deducted from the carrying amount of the subordinated notes totaled approximately $555,000 for the year ended December 31, 2016.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the years ended December 31, 2016 and 2015 reflect a decrease in long-term debt of $77,000 and $82,000, respectively.

Note: As of December 31, 2016 and 2015, loans on nonaccrual status totaled $8,280 and $20,526, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.